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As filed with the Securities and Exchange Commission on March 22, 2018.

Registration No. 333-223575

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Strongbridge Biopharma plc

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code)	98-1275166 (I.R.S. Employer Identification No.)

900 Northbrook Drive
Suite 200
Trevose, PA 19053
+1 610-254-9200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Stephen Long
Chief Legal Officer
Strongbridge Biopharma plc
900 Northbrook Drive
Suite 200
Trevose, PA 19053
+1 610-254-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aron Izower, Esq.
Reed Smith LLP
599 Lexington Avenue, 22nd Floor
New York, NY 10022
(212) 549-0363

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the registrant.

              If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

              If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

              Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company,"and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

              If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Ordinary Shares, $0.01 par value

Preferred Shares, $0.01 par value

Debt Securities

Warrants

Rights

Units

Total			$91,174,535	$11,352(4)

(1)
There are being registered hereunder such indeterminate number of ordinary shares, such indeterminate number of preferred shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants, rights, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $91,174,535. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $91,174,535, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares and preferred shares as may be issued upon conversion or exchange of convertible or exchangeable securities being registered hereunder or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

(4)
On April 28, 2017, the Registrant filed a shelf registration statement on Form F-3 (File No. 333-217555) (the "F-3 Registration Statement") to register securities with an aggregate maximum offering price of $150,000,000, and paid a $17,385 registration fee in connection therewith. An aggregate of $91,174,535 securities were not sold under the F-3 Registration Statement. In accordance with Rule 457(p) of the Securities Act of 1933, as amended, the Registrant offsets the registration fee for this registration statement on Form S-3 by $10,567 (the portion of the registration fee paid at the time of the filing of the F-3 Registration Statement for the securities that were never sold under the F-3 Registration Statement). As a result of such offset, a registration fee of $785 has been paid in connection with this Registration Statement.

              The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        The Registrant previously filed a registration statement on Form F-3 (File No. 333-217555) (the "F-3 Registration Statement") with the Securities and Exchange Commission (the "SEC") on April 28, 2017. The F-3 Registration Statement was declared effective by the SEC on May 8, 2017. At the time of filing the F-3 Registration Statement, the Registrant was a foreign private issuer within the meaning of the Securities Exchange Act of 1934, as amended.

        As of June 30, 2017, the Registrant determined that it no longer qualified as a foreign private issuer, effective as of January 1, 2018. As of the date hereof, the Registrant has filed a post-effective amendment to the F-3 Registration Statement terminating the F-3 Registration Statement and removing the securities that remain unsold under the F-3 Registration Statement.

        The Registrant is filing this registration statement on Form S-3 (this "Registration Statement") to register the securities that remain unsold under the F-3 Registration Statement. No additional securities are being registered on this Registration Statement.

        This Registration Statement contains two prospectuses that were also included in the F-3 Registration Statement:

  •
  a base prospectus which covers the offering, issuance and sale of up to $91,174,535 of the registrant's ordinary shares, preferred shares, debt securities, warrants, rights, and/or units; and

  •
  an equity distribution agreement prospectus covering the offering, issuance and sale of up to $39,924,535 of the registrant's ordinary shares that may be issued and sold under an equity distribution agreement with JMP Securities LLC, dated April 28, 2017, or the Equity Distribution Agreement.

        The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The equity distribution agreement prospectus immediately follows the base prospectus. The ordinary shares that may be offered, issued and sold under the equity distribution agreement prospectus are included in the $91,174,535 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Equity Distribution Agreement, any portion of the $39,924,535 included in the equity distribution agreement prospectus that is not sold pursuant to the Equity Distribution Agreement will be available for sale in other offerings pursuant to the base prospectus.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 22, 2018

PROSPECTUS

$91,174,535

ORDINARY SHARES
PREFERRED SHARES
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS

        This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $91,174,535 of any combination of the securities described in this prospectus, either individually or in units, less the aggregate dollar amount of all securities previously sold hereunder. We may also offer ordinary shares or preferred shares upon conversion of or exchange for the debt securities; or ordinary shares, preferred shares or debt securities upon the exercise of warrants or rights.

        This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

        Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

        Our ordinary shares are listed on the Nasdaq Global Select Market, under the symbol "SBBP." On March 21, 2018, the last reported sale price of our ordinary shares on the Nasdaq Global Select Market was $8.20 per share.

        Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption "Risk Factors" and in the "Risk Factors" section of our periodic reports filed with the U.S. Securities and Exchange Commission. We may include specific risk factors in supplements to this prospectus under the caption "Risk Factors."

        We are an "emerging growth company" as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2018

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC"), utilizing a "shelf" registration process. Under this shelf registration process, we may offer ordinary shares, preferred shares, various series of debt securities and/or warrants, or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $91,174,535. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

        The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings "Where You Can Find More Information" and "Incorporation of Information By Reference" before making an investment decision.

        You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

        Other than in the United States, no action has been taken by us or any underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

i

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus and in any prospectus supplement we may file constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements relate to future events concerning our business and to our future revenues, operating results and financial condition. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "forecast," "predict," "propose," "potential" or "continue," or the negative of those terms or other comparable terminology.

        Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management's current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading "Risk Factors" and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2017, as well as in our other reports filed on from time to time with the SEC, that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ii

 PROSPECTUS SUMMARY

        The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and any related free writing prospectus, and in our most recent filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. When we use the words "the Company," "we," "us," "ours" and "our," we are referring to Strongbridge Biopharma plc.

The Company

        We are a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs.

        Our first commercial product is Keveyis® (dichlorphenamide), the first and only treatment approved by the U.S. Food and Drug Administration, or the FDA, for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis, a group of rare hereditary disorders that cause episodes of muscle weakness or paralysis. Keveyis, for which we hold the U.S. marketing rights, has orphan drug exclusivity status in the United States through August 7, 2022.

        On January 16, 2018, we acquired the U.S. and Canadian rights to Macrilen (macimorelin), our second commercial product, from Aeterna Zentaris Inc. Macrilen is an oral growth hormone secretagogue receptor agonist, and is the first and only oral drug approved by the FDA for the diagnosis of patients with adult growth hormone deficiency, or AGHD.

        In addition to our two commercial products, we have two clinical-stage product candidates for rare endocrine diseases, Recorlev® and veldoreotide. Recorlev (levoketoconazole) is a cortisol synthesis inhibitor currently being studied for the treatment of endogenous Cushing's syndrome. Veldoreotide is a next-generation somatostatin analog being investigated for the treatment of acromegaly, with potential additional applications in Cushing's syndrome and neuroendocrine tumors. Both Recorlev and veldoreotide have received orphan designation from the FDA and the European Medicines Agency.

        Given the well-identified and concentrated prescriber base addressing our target markets, we intend to continue to use a small, focused sales force to market Keveyis, Macrilen and any future products, in the United States, the European Union and other key global markets. We believe that our ability to execute on our strategy is enhanced by the significant commercial and clinical development experience of key members of our management team. [Company to confirm language]

        Since the introduction of our new management team in August 2014, we have been building a rare disease, franchise-based business model focused on expansion through a disciplined in-licensing and acquisition strategy. In pursuit of our growth strategy, we have raised over $275 million in equity and debt financings since December 2014. We will continue to identify and evaluate the acquisition of products and product candidates that would be complementary to our existing rare neuromuscular and endocrine franchises or that would form the basis for new rare disease franchises. We believe this approach will enable us to maximize our commercial potential by further leveraging our existing resources and expertise.

Recent Developments

January 2018 Financing

        On January 30, 2018, we sold 5,000,000 ordinary shares in a public offering, or the January 2018 Financing, at a price to the public of $6.75 per ordinary share for net proceeds of approximately $31.6 million, after deducting underwriting discounts and commissions and offering expenses payable by us. On February 27, 2018, we sold an additional 255,683 ordinary shares to the underwriters of the January 2018 Financing in connection with their partial exercise of the option to purchase additional shares that was granted to them under the underwriting agreement for additional net proceeds of approximately $1.6 million, after deducting underwriting discounts and commissions and offering expenses payable by us.

Acquisition of U.S. and Canadian Rights to Macrilen

        On January 16, 2018, Strongbridge Ireland Limited, or Strongbridge Ireland, one of our wholly-owned subsidiaries, entered into a License and Assignment Agreement, or the License Agreement, with Aeterna Zentaris GmbH, or Licensor, pursuant to which it acquired the U.S. and Canadian rights to Macrilen (macimorelin) from Licensor. The License Agreement provides Strongbridge Ireland with an exclusive license to manufacture and commercialize Macrilen in the United States and Canada, or the Territory, and ownership of all product registrations related to Macrilen in the Territory. Under the terms of the License Agreement, Licensor will remain responsible for a pediatric development program to support regulatory submission for approval, with Strongbridge Ireland sharing oversight and paying for 70% of the cost of the program, or approximately $4 million over a three-year period. We expect to commercially launch Macrilen in mid-year 2018.

        On December 20, 2017, the FDA granted marketing approval for Macrilen, an oral growth hormone secretagogue receptor agonist, to be used in the diagnosis of patients with AGHD. AGHD is a rare disorder for which approximately 40,000 to 60,000 adult growth hormone deficiency assessments are performed each year in the United States. Macrilen has been granted orphan drug designation in the United States and has patents with expiration dates through late 2027.

        Under the terms of License Agreement, Strongbridge Ireland made an upfront payment of $24 million to Licensor and has agreed to pay tiered royalties in the mid-to-high teens as a percentage of net sales as well as certain milestone payments upon FDA approval of a pediatric indication and achievement of pre-determined sales levels.

Amendment to Term Loan Agreement with CRG Servicing LLC

        On January 16, 2018, or the Loan Amendment Effective Date, we and our subsidiaries, Strongbridge U.S. Inc., Strongbridge Ireland, Cortendo AB (publ) and Cortendo Cayman Ltd., entered into an amendment, or the Loan Amendment, to the Term Loan Agreement, dated July 14, 2017, with CRG Servicing LLC, or CRG, as administrative agent and collateral agent, and the lenders named therein, or the Lenders.

        The primary purpose of the Loan Amendment is to increase the total potential borrowing under the Term Loan Agreement from $50 million to $100 million. The Loan Amendment provides for (i) an additional disbursement of $45.0 million (the Second Tranche) to us on the Loan Amendment Effective Date, and (ii) an additional disbursement of $5.0 million (the Fourth Tranche) to us at our election, contingent upon our achievement of certain revenue milestones and a market capitalization condition on or before December 31, 2018, as described in the Loan Amendment. We continue to be eligible to borrow up to an additional $10.0 million (the Third Tranche), contingent upon our achievement of certain revenue milestones on or before June 30, 2018, as previously provided in the Term Loan

Agreement; provided, however, that under the Term Loan Agreement, as amended, the Third Tranche is now subject to a market capitalization condition, as described in the Loan Amendment.

Corporate Information

        The Company, an Irish public limited company, was established on May 26, 2015 under the name Cortendo plc. On September 4, 2015, Cortendo plc changed its name to Strongbridge Biopharma plc.

        Our principal executive offices are located at 900 Northbrook Drive, Suite 200, Trevose, Pennsylvania, 19053 and our telephone number is +1 610-254-9200. For the purposes of Irish law, our registered office is Arthur Cox Building, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

        Our website is www.strongbridgebio.com. The information on, or that can be accessed through, our website is not part of and should not be incorporated by reference into this prospectus.

Implications of Being an "Emerging Growth Company"

        We qualify as an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and regulatory requirements in contrast to those otherwise applicable generally to public companies. These provisions include:

  •
  exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 the Sarbanes-Oxley Act of 2002;

  •
  an exemption from the requirement to provide certain executive compensation disclosure;

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  an exemption from the requirement to hold a non-binding advisory vote on executive compensation or to seek shareholder approval of any golden parachute payments not previously approved; and

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  an exemption from any requirements adopted by the Public Oversight Board (PCAOB) requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer.

        We may take advantage of these reduced reporting and other regulatory requirements for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until those standards apply to private companies. We have irrevocably elected not to avail ourselves of this delayed adoption of new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as public companies that are not emerging growth companies. If we choose to take advantage of any of these reduced reporting burdens, the information that we provide shareholders may be different than you might get from other public companies.

RISK FACTORS

        Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

        The ratio of earnings to combined fixed charges and preference dividends for the periods presented is the same as the ratio of earnings to fixed charges since we have no outstanding preferred shares and, therefore, no dividend requirements.

	Year Ended December 31,
	2017		2016		2015		2014		2013
Consolidated ratio of earnings to fixed charges		*		*		*		*		*

        For purposes of calculating the ratios above, earnings consist of net loss from continuing operations before income taxes, plus fixed charges. Fixed charges include an estimate of the interest portion of rent expense which is deemed to be representative of the interest factor.

*
We did not record earnings for any of the years ended December 31, 2017, 2016, 2015, 2014 or 2013. Accordingly, our earnings were insufficient to cover fixed charges for such periods and we are unable to disclose a ratio of earnings to fixed charges for such periods.

 USE OF PROCEEDS

        We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, our internal research and development programs and the development of new programs, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

 PLAN OF DISTRIBUTION

General Plan of Distribution

        We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed from time to time;

  •
  market prices prevailing at the time of sale;

  •
  prices related to the prevailing market prices; or

  •
  negotiated prices.

        We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

        If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

  •
  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

  •
  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the Nasdaq Global Select Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

        In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL

General

        Our authorized share capital consists of €40,000, divided into 40,000 deferred ordinary shares with a nominal value of €1.00 per share, and $7,000,000, divided into 600,000,000 ordinary shares with a nominal value of $0.01 per share and 100,000,000 preferred shares with a nominal value of $0.01 per share.

        We may issue shares subject to the maximum authorized share capital contained in our Memorandum of Association. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of our shareholders, referred to under Irish law as an "ordinary resolution." Our authorized share capital may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by our shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by shareholders by an ordinary resolution. Accordingly, our Articles of Association, or Articles, authorize our board of directors to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of the adoption of our Articles on September 9, 2015. The authority to issue preferred shares provides us with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing and acquisition transactions or opportunities.

        We may, by ordinary resolution, reduce our authorized share capital in any way. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any manner permitted by the Irish Companies Act.

        As of March 21, 2018, we had 40,000 deferred ordinary shares outstanding, 45,531,827 ordinary shares outstanding and zero preferred shares outstanding. As of March 21, 2018, we also had outstanding options to acquire 8,006,527 ordinary shares of our share capital, having a weighted-average exercise price of $7.33 per share, warrants to purchase an aggregate of 8,803,253 ordinary shares, and 173,400 ordinary shares issuable upon the vesting of restricted stock units.

        The following description of our share capital and certain provisions of our Articles are summaries and are qualified by reference to our Articles.

Deferred Shares

        The authorized and issued share capital includes 40,000 deferred ordinary shares, which are required in order to satisfy statutory minimum capital requirements of an Irish public limited company. The holders of the deferred ordinary shares are not entitled to receive any dividend or distribution, to attend, speak or vote at any general meeting, and have no effective rights to participate in the assets of our Company. The holders of our deferred ordinary shares are not entitled to a vote.

Ordinary Shares

        Under our Articles, each holder of our ordinary shares is entitled to one vote for each ordinary share that he or she holds. Our ordinary shares do not have sinking fund provisions.

Preferred Shares

        Under our Articles, our board of directors is authorized to issue preferred shares on a non-pre-emptive basis, with discretion as to the terms attaching to the preferred shares, including as to voting, dividend and conversion rights and priority relative to other classes of shares with respect to dividends and upon a liquidation. As noted above, this authority extends until five years from the date of the adoption of our Articles on September 9, 2015, at which time it will expire unless renewed by our shareholders.

        Notwithstanding this authority, under the Irish Takeover Rules our board of directors would not be permitted to issue any of our shares, including preferred shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by our shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of our shares carrying voting rights; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period; or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by our directors prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

        While we do not have any current specific plans, arrangements or understandings, written or oral, to issue any preferred shares for any purpose, we are continually evaluating our financial position and analyzing the possible benefits of issuing additional debt securities, equity securities, convertible securities or a combination thereof in connection with, among other things: (i) repaying indebtedness; (ii) financing acquisitions; or (iii) strengthening our balance sheet. The availability of preferred shares gives us flexibility to respond to future capital raising, financing and acquisition needs and opportunities without the delay and expense associated with holding an extraordinary general meeting of our shareholders to obtain further shareholder approval.

Preemption Rights

        Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. However, we have opted out of these preemption rights in our Articles as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, our Articles provide that this opt-out will lapse five years after the adoption of our current Articles on September 9, 2015. A special resolution requires not less than 75% of the votes of our shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Strongbridge pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

Dividends

        Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include undenominated capital and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction of capital approved by the Irish High Court without restriction, or a reorganization of capital.

        The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to our "relevant financial statements." The "relevant financial statements" will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a "true and fair view" of our unconsolidated financial position and accord with accepted accounting practice.

        The mechanism as to who declares a dividend and when a dividend shall become payable is governed by our Articles. Our Articles authorize our board of directors to declare dividends without shareholder approval to the extent they appear justified by profits lawfully available for distribution. Our board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Our board of directors may direct that the payment be made by distribution of assets, shares or cash, and no dividend issued may exceed the amount recommended by our board of directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in dollars or any other currency.

        Our board of directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to us in relation to our ordinary shares.

        Our board of directors may also authorize us to issue shares with preferred rights to participate in dividends we declare. The holders of preferred shares may, depending on their terms, rank senior to the ordinary shares in terms of dividend rights or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Bonus Shares

        Under our Articles, our board of directors may resolve to capitalize any amount credited to any reserve, including our undenominated capital, or credited to the profit and loss account, and use such amount for the issuance to shareholders of shares as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Share Repurchases and Redemptions

Overview

        Our Articles provide that any ordinary share that we have agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish law purposes, the repurchase of ordinary shares by us may technically be effected as a redemption of those shares as described under "—Repurchases and Redemptions." If our Articles did not contain such provision, repurchases by us would be subject to many of the same rules that apply to purchases of ordinary shares by subsidiaries described under "—Purchases by Subsidiaries," including the shareholder approval requirements described below, and the requirement that any purchases on market be effected on a "recognized stock exchange," which, for purposes of the Irish Companies Act, includes Nasdaq.

Repurchases and Redemptions

        Under Irish law, subject to the conditions summarized below, a company may issue redeemable shares and may only redeem them out of distributable reserves or the proceeds of a new issue of ordinary shares for that purpose. We do not expect to have any distributable reserves for the foreseeable future. We may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of our total issued share capital. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provision of our Articles described above, shareholder approval will not be required to redeem our ordinary shares.

        We may also be given an additional general authority to purchase our own shares on market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

        Our board of directors may also issue preferred shares, which may be redeemed at the option of either us or the shareholder, depending on the terms of such preferred shares. Please see "—Authorized Share Capital" above for additional information on preferred shares.

        Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries

        Under Irish law, an Irish or non-Irish subsidiary may purchase our ordinary shares either on market or off market. For one of our subsidiaries to make purchases on market of our ordinary shares, the shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on market purchase by a subsidiary of our ordinary shares is required. For a purchase by a subsidiary off market, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose ordinary shares are to be bought back cannot vote in favor of the special resolution and the purchase contract must be on display or must be available for inspection by our shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

        In order for one of our subsidiaries to make an on market purchase of our ordinary shares, such shares must be purchased on a "recognized stock exchange." Nasdaq is specified as a recognized stock exchange for this purpose by Irish law.

        The number of ordinary shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds any of our shares, it cannot exercise any voting rights in respect of those shares. The acquisition of our ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

        Our Articles provide that we will have a first and paramount lien on every share that is not a fully paid share for all amounts payable at a fixed time or called in respect of that share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are customary in the articles of association of an Irish public company limited by shares such as our company and will only be applicable to shares that have not been fully paid.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

        Our Articles include a provision similar to Section 203 of the Delaware General Corporation Law, which generally prohibits us from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

  •
  our board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

  •
  upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

  •
  the business combination is approved by our board of directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the outstanding voting shares that are not owned by the interested shareholder.

        A "business combination" is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An "interested shareholder" is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of our outstanding voting shares.

Irish Takeover Rules and Substantial Acquisition Rules

        A transaction in which a third party seeks to acquire 30% or more of our voting rights and any other acquisitions of our securities will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder, or the Irish Takeover Rules, and will be regulated by the Irish Takeover Panel. The "General Principles" of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

        The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

  •
  in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

  •
  the holders of securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company's place of business;

  •
  a target company's board of directors must act in the interests of that company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

  •
  false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

  •
  a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

  •
  a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and

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  a "substantial acquisition" of securities, whether such acquisition is to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

        Under certain circumstances, a person who acquires shares, or other voting securities, of a company may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding voting securities in that company at a price not less than the highest price paid for the securities by the acquiror, or any parties acting in concert with the acquiror, during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of securities would increase the aggregate holding of an acquiror, including the holdings of any parties acting in concert with the acquiror, to securities representing 30% or more of the voting rights in a company, unless the Irish Takeover Panel otherwise consents. An acquisition of securities by a person holding, together with its concert parties, securities representing between 30% and 50% of the voting rights in a company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person, together with its concert parties, would increase by 0.05% within a 12-month period. Any person, excluding any parties acting in concert with the holder, holding securities representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

        If a person makes a voluntary offer to acquire our outstanding ordinary shares, the offer price must not be less than the highest price paid for our ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the "look back" period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

        If the bidder or any of its concert parties has acquired our ordinary shares (1) during the 12-month period prior to the commencement of the offer period that represent more than 10% of our total ordinary shares or (2) at any time after the commencement of the offer period, the offer must be in cash or accompanied by a full cash alternative and the price per ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of clause (1), the 12-month period prior to the commencement of the offer period or, in the case of (2), the offer period. The Irish Takeover Panel may apply this Rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

        An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

        The Irish Takeover Rules also contain rules governing substantial acquisitions of shares and other voting securities which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

        Under the Irish Takeover Rules, our board of directors is not permitted to take any action that might frustrate an offer for our shares once our board of directors has received an approach that may lead to an offer or has reason to believe that such an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions such as 1) the issue of shares, options, restricted share units or convertible securities, (2) material acquisitions or disposals, (3) entering into contracts other than in the ordinary course of business or (4) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which our board of directors has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where:

  •
  the action is approved by our shareholders at a general meeting; or

  •
  the Irish Takeover Panel has given its consent, where:

  •
  it is satisfied the action would not constitute frustrating action;

  •
  our shareholders holding more than 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

  •
  the action is taken in accordance with a contract entered into prior to the announcement of the offer, or any earlier time at which our board of directors considered the offer to be imminent; or

  •
  the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Shareholders' Rights Plan

        Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In addition, such a plan would be subject to the Irish Takeover Rules and the General Principles underlying the Irish Takeover Rules. Our Articles allow our board of directors to adopt a shareholder rights plan upon such terms and conditions as our board of directors deems expedient and in the best interests of us, subject to applicable law.

        Subject to the Irish Takeover Rules, our board of directors also has power to issue any of our authorized and unissued shares on such terms and conditions as it may determine and any such action should be taken in our best interests. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then-market price of the shares.

Disclosure of Interests in Shares

        Under the Irish Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in three percent or more of our voting shares, or if as a result of a transaction a shareholder who was interested in three percent or more of our voting shares ceases to be so interested. Where a shareholder is interested in three percent or more of our voting shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the voting shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder's interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder's interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder's rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

        In addition to these disclosure requirements, we, under the Irish Companies Act, may, by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our shares, to provide additional information, including the person's own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to the Irish court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:

  •
  any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

  •
  no voting rights shall be exercisable in respect of those shares;

  •
  no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

  •
  no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

        The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

        In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of one percent or more.

Listing

        Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol "SBBP."

Transfer Agent and Registrar

        The transfer agent and registrar for our ordinary shares is Computershare, Inc. The transfer agent and registrar's address is 250 Royall Street, Canton, MA 02021.

Differences in Corporate Law Between Ireland and the State of Delaware

        As a public limited company incorporated under the laws of Ireland, the rights of our shareholders are governed by applicable Irish law, including the Irish Companies Act, and not by the law of any U.S. state. As a result, our directors and shareholders are subject to different responsibilities, rights and privileges than are applicable to directors and shareholders of U.S. corporations. We have set below a summary of the differences between the provisions of the Irish Companies Act applicable to us and the Delaware General Corporation Law relating to stockholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Irish law, Delaware law and our Articles. Before investing, you should consult your legal advisor regarding the impact of Irish corporate law on your specific circumstances and reasons for investing. The summary below does not include a description of rights or obligations under the U.S. federal securities laws or NASDAQ listing requirements. You are also urged to carefully read the relevant provisions of the Delaware General Corporation Law and the Irish Companies Act for a more complete understanding of the differences between Delaware and Irish law.

	Delaware	Ireland
Authorized Capital	Under Delaware law, the board of directors without stockholder approval may approve the issuance of authorized but unissued shares of capital stock that are not otherwise committed for issuance.	Our authorised share capital may be increased or reduced, but not below the number of issued ordinary shares or preferred shares, as applicable, by a simple majority of the votes cast at a general meeting, referred to under Irish law as an "ordinary resolution."

Under Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Accordingly, our Articles authorize our board of directors to issue new preferred shares without shareholder approval for a period of five years from the date of the adoption of our Articles.

The rights and restrictions to which our ordinary shares are subject is prescribed in our Articles. Our Articles entitle our board of directors, without shareholder approval, to determine the terms of any preferred shares issued. Preferred shares may be preferred as to dividends, rights on a winding up or voting in such manner as our directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option, and may be convertible into or exchangeable for shares of any other class or classes, depending on the terms of such preferred shares.

	Delaware	Ireland
Reduction of Capital

Under Delaware law, a corporation, by an affirmative vote of a majority of the board of directors, may reduce its capital by reducing or eliminating the capital represented by shares of capital stock which have been retired, by applying to an already authorized purchase redemption, conversion or exchange of outstanding shares of its capital stock some or all of the capital represented by shares being purchased, redeemed, converted or exchanged or any capital that has not been allocated to any particular class of capital stock or by transferring to surplus capital some or all of the capital not represented by any particular class of its capital stock or the capital associated with certain issued shares of its par value capital stock. No reduction of capital may be made unless the assets of the corporation remaining after the reduction are sufficient to pay any debts for which payment has not otherwise been otherwise provided.

A company may, by ordinary resolution, reduce its authorized share capital in any way. A company also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way permitted by the Irish Companies Act.

Preemption Rights; Consideration for Shares

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation or any amendment thereto, or in the resolution or resolutions providing for the issue of such shares adopted by the board of directors pursuant to authority expressly vested in it by the provisions of its certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation's capital stock.

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. However, we have opted out of these preemption rights in our Articles as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, our Articles provide that this opt-out will lapse five years after the adoption of our current Articles on September 9, 2015. A special resolution requires not less than 75% of the votes of our shareholders cast at a general meeting. If this opt-out is not renewed, shares issued for cash must be offered to our pre-existing shareholders pro rata to their existing shareholding before the shares can be issued to any new shareholders. Statutory preemption rights do not apply (1) where shares are issued for non-cash consideration, such as in a share-for-share acquisition, (2) to the issue of non-equity shares, that is, shares that have the right to participate only up to a specified amount in any income or capital distribution, or (3) where shares are issued pursuant to an employee share option or similar equity plan.

	Delaware	Ireland

Under Irish law, a company is prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share awards, bonus shares or any other share-based grants must be paid pursuant to the Irish Companies Act.

Dividends, Distributions, Repurchases and Redemptions

Dividends and Distributions

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, directors may declare and pay dividends upon its capital stock either (1) out of its surplus or (2) if the corporation does not have surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

The excess, if any, at any given time, of the net assets of the corporation over the amount so determined to be capital is surplus. Net assets means the amount by which total assets exceed total liabilities.

Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

Dividends and Distributions

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of a company are equal to, or in excess of, the aggregate of that company's called up share capital plus undistributable reserves and the distribution does not reduce that company's net assets below such aggregate. Undistributable reserves include undenominated capital and the amount by which a company's accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed that company's accumulated unrealized losses, so far as not previously written off in a reduction of capital approved by the Irish High Court without restriction, or a reorganization of capital.

The determination as to whether or not a company has sufficient distributable reserves to fund a dividend must be made by reference to the "relevant financial statements" of that company. The "relevant financial statements" will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a "true and fair view" of a company's unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in dollars or any other currency.

Delaware	Ireland
Share Repurchases and Redemptions	Share Repurchases and Redemptions

Under Delaware law, any stock of any class or series may be made subject to redemption by the corporation at its option or at the option of the holders of such stock or upon the happening of a specified event; provided however, that immediately following any such redemption the corporation must have outstanding one or more shares of one or more classes or series of stock, which share, or shares together, have full voting powers.

Any stock which may be made redeemable may be redeemed for cash, property or rights, including securities of the same or another corporation, at such time or times, price or prices, or rate or rates, and with such adjustments, as stated in the certificate of incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

Every corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation may: (1) purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation other than a non-stock corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its shares, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced; (2) purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the corporation; or (3) redeem any of its shares, unless their redemption is authorized by Delaware law and then only in accordance with its certificate of incorporation.

Our Articles provide that any ordinary share that we agree to acquire shall be deemed to be a redeemable share. Accordingly, for purposes of Irish law, the repurchase of ordinary shares by us may technically be effected as a redemption.

Under Irish law, we may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. We may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of our total issued share capital. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption.

We may also be given authority to purchase our shares on a recognized stock exchange such as the NASDAQ or off market purchases with such authority to be given by our shareholders at a general meeting, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries.

Our board of directors may also issue preferred shares, which may be redeemed at the option of either us or the shareholder, depending on the terms of such preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be canceled by us or re-issued subject to certain conditions.

Delaware	Ireland
Purchases by Subsidiaries	Purchases by Subsidiaries

Under Delaware law, shares of a corporation's capital stock may be acquired by subsidiaries of that corporation without stockholder approval. Such capital stock owned by a majority owned subsidiary are neither entitled to vote nor counted as outstanding for quorum purposes.

Under Irish law, a company's subsidiaries may purchase shares of that company either on market on a recognized stock exchange such as NASDAQ or off market.

For one of our subsidiaries to make on market purchases of our ordinary shares, our shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on market purchase by a subsidiary of our ordinary shares is required. For a purchase by a subsidiary off market, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose ordinary shares are to be bought back cannot vote in favor of the special resolution and the purchase contract must be on display or must be available for inspection by our shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds our shares, such subsidiary cannot exercise any voting rights in respect of those shares. The acquisition of our ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

	Delaware	Ireland
Election of Directors

Under Delaware law, a corporation must have at least one director. The number of directors of a corporation is fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors must be made by amendment of the certificate of incorporation. Delaware law does not contain specific provisions requiring a majority of independent directors.

Our Articles divide our board of directors into three classes, with members of each class being elected to staggered three-year terms. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring. A nominee is elected to the board of directors by a plurality of the votes cast by shareholders.

Holders of our ordinary shares are entitled to one vote for each share at all meetings at which directors are elected.

Our Articles provide for a minimum number of directors of two. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a three-year term, and the nominee receiving the next greatest number of votes in favour of their election shall hold office until his or her successor shall be elected.

Registration, Removal and Disqualification of Directors

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, except: (1) in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause; and (2) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director can be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

Under the Irish Companies Act and notwithstanding anything contained in our Articles or in any agreement between us and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days' notice and at which the director is entitled to be heard. Because of this provision of the Irish Companies Act, our Articles provide that we may, by ordinary resolution, remove any director before the expiration of his period of office notwithstanding anything in any agreement between us and the removed director. The power of removal is without prejudice to any claim for damages for breach of contract, e.g., employment contract, that the director may have against us in respect of his or her removal. Our Articles also provide that the office of a director will also be vacated if the director is restricted or disqualified to act as a director under the Acts; resigns his or her office by notice in writing to us or in writing offers to resign and the directors resolve to accept such offer; or is requested to resign in writing by not less than 75% of the other directors.

Quorum of the Board of Directors

The quorum necessary for transaction of business by the board of directors shall consist of a majority of the total number of directors unless the certificate of incorporation or bylaws require a greater number.

The quorum necessary for transaction of business by our board of directors may be a majority of the directors in office at the time when the meeting is convened.

	Delaware	Ireland
Duties of Directors

Under Delaware law, a company's directors are charged with fiduciary duties of care and loyalty. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the "business judgment rule." If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Notwithstanding the foregoing, Delaware courts may subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Our directors have certain statutory and fiduciary duties. All of our directors have equal and overall responsibility for the management of our company, although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and it is likely that more will be expected of them in compliance with their duties than non-executive directors. The principal fiduciary duties of directors are stated in section 228 of the Irish Companies Act and include the duties of good faith and exercising due care and skill. Directors' statutory duties also include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed and the duty to maintain certain registers and make certain filings as well as disclosure of personal interests. For public limited companies like us, directors are under a specific duty to ensure that the secretary is a person with the requisite knowledge and experience to discharge the role.

Under Irish law, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by (1) other directors, officers or employees of the company whom the director reasonably believes to be reliable and competent in the matters prepared or presented, (2) legal counsel, public accountants or other persons as to matters the director reasonably believes are within their professional or expert competence, or (3) a committee of the board of which the director does not serve as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

	Delaware	Ireland
Conflicts of Interest of Directors

Under Delaware law, a contract or transaction in which a director has an interest will not be voidable solely for this reason if (1) the material facts with respect to such interested director's relationship or interest in the contract or transaction are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) the material facts with respect to such interested director's relationship or interest in the contract or transaction are disclosed or are known to the stockholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or (3) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified. The mere fact that an interested director is present and voting on a transaction in which he or she is interested will not itself make the transaction void. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

As a matter of Irish law, a director is under a general fiduciary duty to avoid conflicts of interest. Under Irish law, directors who have a personal interest in a contract or proposed contract with a company are required to declare the nature of their interest at a meeting of the directors of that company. A company is required to maintain a register of declared interests, which must be available for shareholder inspection.

Our Articles provide that a director must declare any interest he or she may have in a contract with us at a meeting of our board of directors in accordance with the Irish Companies Act.

Our Articles provide that a director may vote in respect of any contract, appointment or arrangement in which he is interested, and he shall be counted in the quorum present at the meeting. Under our Articles, a director may be a director of, other officer of, or otherwise interested in, any company promoted by us or in which we are interested, and such director will not be accountable to us for any compensation or other benefit received from such employment or other interest. Our Articles further provide that (1) no director will be prevented from contracting with us because of his or her position as a director, (2) any contract entered into between a director and us will not be subject to avoidance, and (3) no director will be liable to account to us for any profits realized by virtue of any contract between such director and us because the director holds such office or the fiduciary relationship established thereby.

	Delaware	Ireland
Indemnification of Officers and Directors

Delaware law permits a corporation to indemnify, and to advance expenses to, officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action that they had no reasonable cause to believe was unlawful.

Irish law permits indemnification for the benefit of a company's directors and executive officers. However, as to directors and company secretary, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Irish Companies Act will be void, whether contained in its articles of association or any contract between the company and the director or company secretary. This restriction does not apply to executive officers who are not directors, the company secretary or other persons who are considered "officers" within the meaning of the Irish Companies Act.

Our Articles also contain indemnification and expense advancement provisions for current or former executives who are not directors or our company secretary.

Our directors may, on a case-by-case basis, decide at their discretion that it is in our best interests to indemnify an individual director from any liability arising from his or her position as a director of us. However, this discretion must be exercised bona fide in our best interests as a whole. Any such indemnity will be limited in the manner described in the foregoing paragraphs.

We are permitted under our Articles and the Irish Companies Act to take out directors' and officers' liability insurance, as well as other types of insurance, for our directors, officers, employees and agents. In order to attract and retain qualified directors and officers, we expect to purchase and maintain customary directors' and officers' liability insurance and other types of comparable insurance.

Delaware	Ireland

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Articles. These agreements, among other things, provide that we will to the extent permitted under our Articles and the Irish Companies Act indemnify and provide expense advancement for our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification. The indemnification provisions in our Articles may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

	Delaware	Ireland
Limitation on Director Liability

Under Delaware law, a corporation may include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for a breach of fiduciary duty as a director. However, a corporation may not limit or eliminate the personal liability of a director for: (1) any breach of the director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law; (3) intentional or negligent payments of unlawful dividends or unlawful share purchases or redemptions; or (4) any transaction in which the director derives an improper personal benefit.

Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

Under Irish law, shareholders may not agree to exempt a director or officer from any claim or right of action the shareholder may have, whether individually or in the right of a company, on account of any action taken or the failure to take any action in the performance of his or her duties to that company.

General Meetings of Shareholders

Under Delaware law, an annual meeting of stockholders is required. Any stockholder or director may apply to the Delaware Chancery Court for an order for a corporation to hold an annual meeting if the corporation has failed to hold an annual meeting for a period of 13 months after its last annual meeting.

We are required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following our first annual general meeting, no more than nine months after our fiscal year-end.

Our extraordinary general meetings may be convened by (1) our board of directors, (2) on requisition of shareholders holding not less than 10% of our paid up share capital carrying voting rights or (3) on requisition of our auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.

Notice of a general meeting must be given to all our shareholders and to our auditors. Our Articles provide that the maximum notice period is 60 days. The minimum notice periods are 21 days' notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days' notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of our auditors and all of our shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, our Articles include provisions reflecting these requirements of Irish law.

Delaware	Ireland

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the Irish statutory financial statements, the report of the directors, the report of the auditors on these statements and that report and a review by the members of our affairs. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office. Our Articles divide our board of directors into three classes, with members of each class being elected to staggered three-year terms. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring. A nominee is elected to the board of directors by a plurality of the votes cast by shareholders.

Holders of our ordinary shares are entitled to one vote for each share at all meetings at which directors are elected.

Our Articles provide for a minimum number of directors of two. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a three-year term, and the nominee receiving the next greatest number of votes in favour of their election shall hold office until his or her successor shall be elected.

	Delaware	Ireland

If our directors become aware that our net assets are half or less of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Advance Notice Provisions	As may be set by the corporation's bylaws.

Our Articles provide that (a) with respect to an annual general meeting of shareholders, nominations of persons for election to the board of directors and the proposal of business to be considered by shareholders may be made only pursuant to our notice of meeting; by our board of directors; or by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for our Articles, and (b) with respect to an extraordinary general meeting of shareholders, nominations of persons for election to our board of directors and the proposal of business to be considered by shareholders may be made only pursuant to our notice of meeting; by our board of directors; by any shareholders pursuant to the valid exercise of the power granted under the Irish Companies Act; or by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for in our Articles.

In order to comply with the advance notice procedures of our Articles, a shareholder must give written notice to our Secretary on a timely basis. To be timely for an annual general meeting, notice must be delivered, or mailed and received, at least 120 days in advance of the first anniversary of the date that we released the proxy statement for the preceding year's annual general meeting, subject to certain exceptions. To be timely for an extraordinary general meeting, notice must be delivered, or mailed and received, by the later of (1) 120 days in advance of the meeting or (2) the date that is 10 days after the date of the first public announcement of the date of the meeting. For nominations to our board of directors, the notice must include all information about the director nominee that is required to be disclosed by SEC rules regarding the solicitation of proxies for the election of directors and such other information as we may reasonably require to determine the eligibility of the proposed nominee.

	Delaware	Ireland

For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting and a discussion of any material interest of the shareholder in the business. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder's holdings of our shares.

In addition, the Irish Companies Act provides that shareholders holding not less than 10% of the total voting rights may call an extraordinary general meeting for the purpose of considering director nominations or other proposals, as described below under "—Special/Extraordinary Shareholder Meetings." The chairman of the meeting may refuse to transact any business or may disregard nomination of any person if a shareholder fails to comply with the foregoing procedures.

Proxy

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Under the Irish Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy, but no such proxy shall be voted or acted upon at any subsequent meeting, unless the proxy expressly provides for this.

Special/Extraordinary General Meetings

Under Delaware law, special meetings of stockholders may be called by the board of directors or by such other person or persons authorized to do so by the corporation's certificate of incorporation or bylaws. At a special meeting, only the business set forth in the notice of meeting may be conducted.

Extraordinary general meetings may be convened (1) by our board of directors, (2) on requisition of our shareholders holding not less than 10% of the paid up share capital of our carrying voting rights, (3) on requisition of our auditors, or (4) in exceptional cases, by order of a court. Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions of our company as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

	Delaware	Ireland

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

Under Irish law, if our board of directors becomes aware that our net assets are not greater than half of the amount of our called-up share capital, it must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that our directors learn of this fact to consider how to address the situation.

Record Date; Notice Provisions for Meetings of Shareholders

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws or under other portions of Delaware law, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and must specify the place, if any, date, hour, means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting.

Our Articles provide that our directors may, from time to time, fix a record date for the purposes of determining the rights of members to notice of and/or to vote at any general meeting, but that such record date shall be not more than 80 nor less than 10 days before the date of such meeting. Our Articles provide that if no record date is fixed by our directors, the record date for determining members entitled to notice of or to vote at a meeting of the members shall be the close of business on the day next preceding the day on which notice is given.

Notice of an annual general meeting must be given to all of our shareholders and to our auditors. Our Articles provide that the maximum notice period is 60 days. The minimum notice period is 21 days' notice in writing for an annual general meeting.

	Delaware	Ireland
Shareholder Quorum Voting Rights	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Under our Articles, each holder of our ordinary shares is entitled to one vote for each of ordinary share that he or she holds as of the record date for the meeting. The holders of our deferred ordinary shares are not entitled to a vote. We may not exercise any voting rights in respect of any shares held as treasury shares. Any shares held by our subsidiaries will count as treasury shares for this purpose, and such subsidiaries cannot therefore exercise any voting rights in respect of those shares. Irish law distinguishes between "ordinary business" and "special business." Most business that is transacted at a general meeting is deemed "special" with the exception of declaring a dividend, the consideration of the statutory financial statements and the reports of the directors and auditors thereon, the review by the shareholders of the company's affairs, the fixing of the remuneration of auditors and the election of directors, all of which are deemed to be "ordinary business."

Our Articles provide that, except where a greater majority is required by the Irish Companies Act (such as any matters that require special resolutions of the shareholders) as described below, any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast. All resolutions proposed at our general meetings will be decided on a poll. Every shareholder entitled to vote has one vote for each share held unless otherwise provided in our Articles. Voting rights may be exercised by shareholders registered in the share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in accordance with our Articles. Our Articles permit the appointment of proxies by our shareholders to be notified to us electronically, when permitted by our directors. Abstentions, including persons indicating a vote to be withheld, blank votes and broker non-votes will not be counted for the purposes of establishing the number of votes cast for the purposes of determining whether an ordinary resolution (requiring a simple majority of votes cast) or a special resolution (requiring the support of 75%) has been approved.

Treasury shares will not be entitled to vote at general meetings of shareholders.

	Delaware	Ireland
Action by Written Consent

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent to the action is signed by stockholders holding at least a majority of the voting power. If a different proportion of voting power is required for an action at a meeting, then that proportion of written consents is also required.

Our Articles provide that shareholder resolutions are to be adopted by way of poll at meetings and shareholders are not permitted to pass resolutions by unanimous written consent.
Derivative or Other Suits

Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. Generally, a person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction that is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf if a wrong committed against us would otherwise go unredressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (1) that a company is entitled to the relief claimed and (2) that the action falls within one of the five exceptions derived from case law, as follows:

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where an ultra vires or illegal act is perpetrated;

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where more than a bare majority is required to ratify the "wrong" complained of;

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where the shareholders' personal rights are infringed;

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where a fraud has been perpetrated upon a minority by those in control; and

•

where the justice of the case requires a minority to be permitted to institute proceedings.

Irish law also permits shareholders of a company to bring proceedings against that company where its affairs are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. The court can grant any relief it sees fit and the usual remedy is the purchase or transfer of the shares of any shareholder.

	Delaware	Ireland
Business Combinations with Interested Shareholders

Under Delaware law, with limited exceptions, a merger, consolidation or sale of all or substantially all of the assets of a Delaware corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote thereon. However, Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless, among other exceptions, such transactions are approved by the board of directors before such interested stockholder became such.

Irish law does not generally require shareholder approval for a sale, lease or exchange of all or substantially all of a company's property and assets, however, our Articles provide that the affirmative vote of the holders of a majority of our outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of our property or assets.

Our Articles also include a provision similar to Section 203 of the DGCL, which generally prohibits us from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

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our board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

•

upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

•

the business combination is approved by our board of directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the outstanding voting shares that are not owned by the interested shareholder.

A "business combination" is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An "interested shareholder" is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of our outstanding voting shares.

	Delaware	Ireland
Appraisal Rights

Under Delaware law, holders of shares of any class or series of stock of a constituent corporation in a merger or consolidation have the right, in certain circumstances, to dissent from such merger or consolidation by demanding payment in cash for their shares equal to the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, as determined by a court in an action timely brought by the corporation or the dissenters. Delaware law grants dissenters appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock, regardless of the number of shares being issued. No appraisal rights are available for shares of any class or series of stock that are listed on a national securities exchange or held of record by more than 2,000 holders, unless the agreement of merger or consolidation requires the holders thereof to accept for such shares anything other than: shares of stock of the surviving corporation; shares of stock of another corporation, which shares of stock are either listed on a national securities exchange or held of record by more than 2,000 holders; cash in lieu of fractional shares of the stock described in the first two points above; or some combination of the above.

Generally, under Irish law, shareholders of an Irish company do not have dissenters' or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008, as amended, governing the merger of an Irish company limited by shares such as the company and a company incorporated in the EEA, a shareholder (1) who voted against the special resolution approving the merger or (2) of a company in which 90% of the shares are held by the other party to the merger, has the right in certain circumstances to request that the successor company acquire his or her shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

In addition, appraisal rights are not available for stockholders of a surviving corporation in a merger if the merger did not require the vote of the stockholders of the surviving corporation.
Amendments of Constituent Documents

Under Delaware law, a corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or an exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification, subdivision, combination or cancellation.

Irish companies may only alter their memorandum and articles of association by a resolution of shareholders approved by 75% of the votes cast at a general meeting. An Irish company is not permitted to opt out of this requirement.

	Delaware	Ireland

The board of directors must adopt a resolution setting forth the amendment proposed, declaring its advisability and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders. A majority of the outstanding shares entitled to vote thereon and a majority of the outstanding shares of each class entitled to vote thereon as a class must vote in favor of the amendment.

The holders of the outstanding shares of a class must be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

Dissolution and Winding Up

Upon the dissolution of a Delaware corporation, after satisfaction of the claims of creditors, the assets of that corporation would be distributed to stockholders in accordance with their respective interests, including any rights a holder of shares of preference shares may have to preferred distributions upon dissolution or liquidation of the corporation.

The rights of our shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our Articles or the terms of any preferred shares we issue from time to time. The holders of our preferred shares in particular may have the right to priority in the event of our dissolution or winding up. If our Articles contain no specific provisions in respect of dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to our shareholders in proportion to the paid-up nominal value of the shares held. Our Articles provide that our ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Delaware	Ireland

We may be dissolved and wound up at any time by way of a shareholders' voluntary winding up or a creditors' winding up. In the case of a shareholders' voluntary winding up, a special resolution of shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns. We may also be dissolved by the Director of Corporate Enforcement in Ireland where our affairs have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that we should be wound up.

Enforcement of Judgment Rendered by U.S. Court	A judgment for the payment of money rendered by a court in the United States based on civil liability generally would be enforceable elsewhere in the United States.	A judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the U.S. judgment will be deemed to be enforceable in Ireland:

•

the U.S. judgment must be for a definite sum;

•

the U.S. judgment is not directly or indirectly for the payment of taxes or other charges of a like nature or a fine or other penalty, for example, punitive or exemplary damages;

•

the U.S. judgment must be final and conclusive;

•

the Irish proceedings were commenced within the relevant limitation period;

•

the U.S. judgment must be provided by a court of competent jurisdiction, as determined by Irish law; and

•

the U.S. judgment remains valid and enforceable in the U.S. court in which it was obtained.

An Irish court will also exercise its right to refuse judgment if the U.S. judgment was obtained by fraud, violated Irish public policy, is in breach of natural justice or is irreconcilable with an earlier foreign judgment.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

        We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term "indentures" to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term "debenture trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

        Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

        Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

        We will describe in each prospectus supplement the following terms relating to a series of debt securities:

  •
  the title or designation;

  •
  the aggregate principal amount and any limit on the amount that may be issued;

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  the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

  •
  whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

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  the maturity date and the date or dates on which principal will be payable;

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  the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place or places where payments will be payable;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

  •
  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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  whether we will be restricted from incurring any additional indebtedness;

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  a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

        The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

        Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

        We may issue warrants to purchase ordinary shares, preferred shares and/or debt securities. We may offer warrants separately or together with one or more additional warrants, debt securities, ordinary shares, preferred shares or rights, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

        We will provide in a prospectus supplement the following terms of the warrants being issued:

  •
  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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  if applicable, the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

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  if applicable, the exercise price for preferred shares, the number of preferred shares to be received upon exercise, and a description of that series of our preferred shares;

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  if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

  •
  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  if applicable, the date from and after which the warrants and the ordinary shares, preferred shares and/or debt securities will be separately transferable;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  the anti-dilution provisions of the warrants, if any;

  •
  any redemption or call provisions;

  •
  whether the warrants may be sold separately or with other securities as parts of units; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Each warrant will entitle the holder of rights to purchase for cash the principal amount of ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

        Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares, preferred shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

        The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

 DESCRIPTION OF RIGHTS

General

        We may issue rights to purchase ordinary shares, preferred shares, and/or debt securities described in this prospectus. We may offer rights separately or together with one or more additional rights, ordinary shares, preferred shares, debt securities or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

        We will provide in a prospectus supplement the following terms of the rights being issued:

  •
  the date of determining the shareholders entitled to the rights distribution;

  •
  the aggregate number of ordinary shares or other securities purchasable upon exercise of the rights;

  •
  the exercise price;

  •
  the aggregate number of rights issued;

  •
  whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

  •
  the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

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  the method by which holders of rights will be entitled to exercise;

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  the conditions to the completion of the offering, if any;

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  the withdrawal, termination and cancellation rights, if any;

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  whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

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  whether shareholders are entitled to oversubscription rights, if any;

  •
  any applicable U.S. federal income tax considerations; and

  •
  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

        Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

        Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

        The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

        The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units consisting of ordinary shares, preferred shares, one or more debt securities, warrants or rights, in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those set forth in any prospectus supplement or as described under "Description of Capital Stock," "Description of Debt Securities," "Description of Warrants" and "Description of Rights" will apply to each unit, as applicable, and to any ordinary shares, preferred shares, debt security, warrant or right included in each unit, as applicable.

Unit Agent

        The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

 LEGAL MATTERS

        The validity of the ordinary shares and certain other matters of Irish law will be passed upon for us by Arthur Cox, Dublin, Ireland. Certain matters of U.S. federal and New York State law will be passed upon for us by Reed Smith LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Strongbridge Biopharma plc at December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon incorporated elsewhere herein by reference and are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        As required by the Securities Act, we have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, with respect to the securities offered hereby. This prospectus does not contain all of the information included in the registration statement. Statements in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of the documents filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by such reference.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

        We also make available, free of charge, on or through our Internet web site (www.strongbridgebio.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed below under the heading "Incorporation of Information by Reference."

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information that we file with them. This means that we can disclose important information to you in this document by referring you to other filings we have made with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 12, 2018;

  •
  The Current Reports on Form 8-K filed with the Commission on January 17, 2018 and January 26, 2018; and

  •
  The description of our securities contained in our Registration Statement on Form 8-A (File No. 001-37569), filed with the Commission on September 25, 2015 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

        Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

        Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to:

Stephen Long, Esq.
Chief Legal Officer
Strongbridge Biopharma plc
900 Northbrook Drive, Suite 200
Trevose, PA 19053

        You may also access the documents incorporated by reference in this prospectus through our website www.strongbridgebio.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

$91,174,535

ORDINARY SHARES
PREFERRED SHARES
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS

PROSPECTUS

                , 2018

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 22, 2018

PROSPECTUS

Up to $39,924,535
Ordinary Shares

        We previously entered into an Equity Distribution Agreement, dated April 28, 2017, with JMP Securities LLC, or JMP Securities, pursuant to which we may offer and sell ordinary shares having an aggregate offering price of up to $40,000,000 from time to time through JMP Securities, acting as agent. As of the date of this prospectus, we have sold $75,465 of our ordinary shares under the Equity Distribution Agreement.

        Sales of our ordinary shares, if any, under this prospectus may be made in sales deemed to be an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. JMP Securities will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the ordinary shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between JMP Securities and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

        JMP Securities will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our ordinary shares on our behalf, JMP Securities will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of JMP Securities will be deemed to be underwriting commissions or discounts.

        Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol "SBBP." On March 21, 2018, the last reported sale price of our ordinary shares on The Nasdaq Global Select Market was $8.20 per share.

        Investing in our ordinary shares involves a high degree of risk. Before making an investment decision, please read "Risk Factors" beginning on page S-7 of this prospectus and in the documents incorporated by reference in this prospectus.

        We are an "emerging growth company" as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

JMP Securities

The date of this prospectus is                , 2018.

ABOUT THIS PROSPECTUS

        This prospectus relates to the offering of our ordinary shares. Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings "Where You Can Find More Information" and "Documents Incorporated by Reference" in this prospectus. These documents contain important information that you should consider when making your investment decision.

        This prospectus describes the specific terms of the ordinary shares we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and JMP Securities has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and JMP Securities is not, making an offer to sell or soliciting an offer to buy our ordinary shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled "Where You Can Find More Information" and "Documents Incorporated by Reference."

        We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        All references in this prospectus to the "company," "Strongbridge," "we," "us," "our," or similar references mean Strongbridge Biopharma plc, together in each case with our subsidiaries and any predecessor entities, unless otherwise mentioned or unless the context requires otherwise.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus and in any prospectus supplement we may file constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements relate to future events concerning our business and to our future revenues, operating results and financial condition. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "forecast," "predict," "propose," "potential" or "continue," or the negative of those terms or other comparable terminology.

        Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management's current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading "Risk Factors" and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2017, as well as in our other reports filed from time to time with the SEC, that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

        The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and any related free writing prospectus, and in our most recent filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. When we use the words "the Company," "we," "us," "ours" and "our," we are referring to Strongbridge Biopharma plc.

The Company

        We are a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs.

        Our first commercial product is Keveyis® (dichlorphenamide), the first and only treatment approved by the U.S. Food and Drug Administration, or the FDA, for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis, a group of rare hereditary disorders that cause episodes of muscle weakness or paralysis. Keveyis, for which we hold the U.S. marketing rights, has orphan drug exclusivity status in the United States through August 7, 2022.

        On January 16, 2018, we acquired the U.S. and Canadian rights to Macrilen (macimorelin), our second commercial product, from Aeterna Zentaris Inc. Macrilen is an oral growth hormone secretagogue receptor agonist, and is the first and only oral drug approved by the FDA for the diagnosis of patients with adult growth hormone deficiency, or AGHD.

        In addition to our two commercial products, we have two clinical-stage product candidates for rare endocrine diseases, Recorlev® and veldoreotide. Recorlev (levoketoconazole) is a cortisol synthesis inhibitor currently being studied for the treatment of endogenous Cushing's syndrome. Veldoreotide is a next-generation somatostatin analog being investigated for the treatment of acromegaly, with potential additional applications in Cushing's syndrome and neuroendocrine tumors. Both Recorlev and veldoreotide have received orphan designation from the FDA and the European Medicines Agency.

        Given the well-identified and concentrated prescriber base addressing our target markets, we intend to use a small, focused sales force to effectively market Keveyis, Macrilen and any future products, in the United States, the European Union and other key global markets. We believe that our ability to execute on our strategy is enhanced by the significant commercial and clinical development experience of key members of our management team.

        Since the introduction of our new management team in August 2014, we have been building a rare disease, franchise-based business model focused on expansion through a disciplined in-licensing and acquisition strategy. In pursuit of our growth strategy, we have raised over $275 million in equity and debt financings since December 2014. We will continue to identify and evaluate the acquisition of products and product candidates that would be complementary to our existing rare neuromuscular and endocrine franchises or that would form the basis for new rare disease franchises. We believe this approach will enable us to maximize our commercial potential by further leveraging our existing resources and expertise.

Recent Developments

January 2018 Financing

        On January 30, 2018, we sold 5,000,000 ordinary shares in a public offering, or the January 2018 Financing, at a price to the public of $6.75 per ordinary share for net proceeds of approximately $31.6 million, after deducting underwriting discounts and commissions and offering expenses payable by us. On February 27, 2018, we sold an additional 255,683 ordinary shares to the underwriters of the January 2018 Financing in connection with their partial exercise of the option to purchase additional shares that was granted to them under the underwriting agreement for additional net proceeds of approximately $1.6 million, after deducting underwriting discounts and commissions and offering expenses payable by us.

Acquisition of U.S. and Canadian Rights to Macrilen

        On January 16, 2018, Strongbridge Ireland Limited, or Strongbridge Ireland, one of our wholly-owned subsidiaries, entered into a License and Assignment Agreement, or the License Agreement, with Aeterna Zentaris GmbH, or Licensor, pursuant to which it acquired the U.S. and Canadian rights to Macrilen (macimorelin) from Licensor. The License Agreement provides Strongbridge Ireland with an exclusive license to manufacture and commercialize Macrilen in the United States and Canada, or the Territory, and ownership of all product registrations related to Macrilen in the Territory. Under the terms of the License Agreement, Licensor will remain responsible for a pediatric development program to support regulatory submission for approval, with Strongbridge Ireland sharing oversight and paying for 70% of the cost of the program, or approximately $4 million over a three-year period. We expect to commercially launch Macrilen in mid-year 2018.

        On December 20, 2017, the FDA granted marketing approval for Macrilen, an oral growth hormone secretagogue receptor agonist, to be used in the diagnosis of patients with AGHD. AGHD is a rare disorder for which approximately 40,000 to 60,000 adult growth hormone deficiency assessments are performed each year in the United States. Macrilen has been granted orphan drug designation in the United States and has patents with expiration dates through late 2027.

        Under the terms of License Agreement, Strongbridge Ireland made an upfront payment of $24 million to Licensor and has agreed to pay tiered royalties in the mid-to-high teens as a percentage of net sales as well as certain milestone payments upon FDA approval of a pediatric indication and achievement of pre-determined sales levels.

Amendment to Term Loan Agreement with CRG Servicing LLC

        On January 16, 2018, or the Loan Amendment Effective Date, we and our subsidiaries, Strongbridge U.S. Inc., Strongbridge Ireland, Cortendo AB (publ) and Cortendo Cayman Ltd., entered into an amendment, or the Loan Amendment, to the Term Loan Agreement, dated July 14, 2017, with CRG Servicing LLC, or CRG, as administrative agent and collateral agent, and the lenders named therein, or the Lenders.

        The primary purpose of the Loan Amendment is to increase the total potential borrowing under the Term Loan Agreement from $50 million to $100 million. The Loan Amendment provides for (i) an additional disbursement of $45.0 million (the Second Tranche) to us on the Loan Amendment Effective Date, and (ii) an additional disbursement of $5.0 million (the Fourth Tranche) to us at our election, contingent upon our achievement of certain revenue milestones and a market capitalization condition on or before December 31, 2018, as described in the Loan Amendment. We continue to be eligible to borrow up to an additional $10.0 million (the Third Tranche), contingent upon our achievement of certain revenue milestones on or before June 30, 2018, as previously provided in the Term Loan

Agreement; provided, however, that under the Term Loan Agreement, as amended, the Third Tranche is now subject to a market capitalization condition, as described in the Loan Amendment.

Corporate Information

        Strongbridge Biopharma plc, an Irish public limited company, was established on May 26, 2015 under the name Cortendo plc. On September 4, 2015, Cortendo plc changed its name to Strongbridge Biopharma plc.

        Our principal executive offices are located at 900 Northbrook Drive, Suite 200, Trevose, Pennsylvania, 19053 and our telephone number is +1 610-254-9200. For the purposes of Irish law, our registered office is Arthur Cox Building, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

        Our website is www.strongbridgebio.com. The information on, or that can be accessed through, our website is not part of and should not be incorporated by reference into this prospectus.

 The Offering

Ordinary Shares offered by us	Ordinary shares having an aggregate offering price of up to $39,924,535.
Ordinary Shares to be outstanding after this offering

Up to 50,400,672 (as more fully described in the notes following this table), assuming sales of 4,868,845 ordinary shares in this offering at an offering price of $8.20 per ordinary share, which was the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on March 21, 2018. The actual number of ordinary shares issued will vary depending on the sales price under this offering.

Manner of offering	"At the market offering" that may be made from time to time through our sales agent, JMP Securities. See "Plan of Distribution" on page S-12 on this prospectus.
Use of proceeds	We currently intend to use the proceeds of this offering for general corporate purposes. See "Use of Proceeds" on page S-8 of this prospectus.
Risk factors

You should read the "Risk Factors" section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase our ordinary shares.

Nasdaq Global Select Market symbol	SBBP

        The number of ordinary shares shown above to be outstanding after this offering is based on 45,531,827 ordinary shares outstanding as of March 21, 2018, and excludes:

  •
  8,006,527 ordinary shares issuable upon the exercise of stock options outstanding as of March 21, 2018, with a weighted-average exercise price of $7.33 per ordinary share;

  •
  8,803,253 ordinary shares issuable upon the exercise of warrants outstanding as of March 21, 2018, with a weighted-average exercise price of $3.78 per ordinary share;

  •
  173,400 ordinary shares issuable upon the vesting of restricted stock units outstanding as of March 21, 2018;

  •
  201,541 ordinary shares reserved for future issuance under our Non-Employee Director Equity Compensation Plan as of March 21, 2018;

  •
  203,006 ordinary shares reserved for future issuance under our 2015 equity incentive plan as of March 21, 2018; and

  •
  1,123,700 ordinary shares reserved for future issuance under our 2017 Inducement Plan as of March 21, 2018.

        Unless otherwise stated, all information contained in this prospectus reflects an assumed public offering price of $8.20 per share, which was the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on March 21, 2018.

RISK FACTORS

        An investment in our ordinary shares involves a high degree of risk. You should carefully consider the risks described below, the risks described under "Risk Factors" in our most recent Annual Report on Form 10-K, as well as all of the other information contained in this prospectus and incorporated by reference into this prospectus, including our financial statements and related notes, before investing in our ordinary shares. We expect to update these Risk Factors from time to time in the periodic and current reports we file with the SEC after the date of this prospectus. These updated Risk Factors will be incorporated by reference in this prospectus. If any of the possible events described in those documents actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our ordinary shares could decline, and you might lose all or part of your investment in our ordinary shares. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations.

 Risks Related to the Offering

         Our management will have broad discretion over the use of net proceeds from this offering and may not use the proceeds effectively.

        Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled "Use of Proceeds," and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business.

         You may experience substantial dilution in the net tangible book value per ordinary share that you purchase, and you may experience future dilution as a result of future equity offerings.

        The offering price per ordinary share in this offering may exceed the net tangible book value per ordinary share. Assuming that an aggregate of 4,868,845 ordinary shares are sold pursuant to this prospectus at a price of $8.20 per share, which was the last reported sale price of our ordinary shares on the Nasdaq Global Select Market on March 21, 2018, we would receive aggregate gross proceeds of approximately $39.9 million. After deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $8.14 per ordinary share, representing a difference between our as adjusted net tangible book value per ordinary share as of December 31, 2017 after giving effect to this offering and the assumed offering price.

        In addition, in order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per ordinary share in this offering. We may sell ordinary shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per ordinary share paid by investors in this offering.

         Because we will not declare cash dividends on our ordinary shares in the foreseeable future, shareholders must rely on appreciation of the value of our ordinary shares for any return on their investment.

        We have never declared or paid cash dividends on our ordinary shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our ordinary shares, if any, will provide a return to investors in this offering.

 USE OF PROCEEDS

        The amount of proceeds from this offering will depend upon the number of ordinary shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any ordinary shares under or fully utilize the Equity Distribution Agreement with JMP Securities as a source of financing. Unless otherwise indicated in the prospectus, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes.

 DILUTION

        If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between price per ordinary share that you pay in this offering and the net tangible book value per ordinary share immediately after this offering.

        At December 31, 2017, we had a net tangible book value of $(54.3) million, corresponding to a net tangible book value of $(1.35) per ordinary share, based upon 40,149,812 ordinary shares outstanding as of that date. Net tangible book value per ordinary share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by the total number of our ordinary shares outstanding at such date.

        Our pro forma net tangible book value as of December 31, 2017 was approximately $(35.6) million, or $(0.78) per ordinary share, after giving effect the January 2018 Financing (including the underwriters' exercise of option to purchase additional shares which closed in February 2018), the CRG Financing and our upfront payment to Licensor for the rights to Macrilen.

        After giving effect to the sale of our ordinary shares in the aggregate amount of $39,924,535 in this offering at an assumed offering price of $8.20 per ordinary share, the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on March 21, 2018, and after deducting estimated offering commissions and expenses payable by us, our pro forma as adjusted net tangible book value would have been approximately $3.1 million, or approximately $0.06 per ordinary share, as of December 31, 2017. This represents an immediate increase in net tangible book value of approximately $0.84 per ordinary share to existing shareholders and an immediate dilution of approximately $8.14 per ordinary share to investors in this offering.

        Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of ordinary shares in this offering and the pro forma as adjusted net tangible book value per ordinary shares immediately after this offering. The following table illustrates this dilution.

Assumed public offering price per share		$8.20
Historical net tangible book value per share as of December 31, 2018	$(1.35)
Increase per ordinary share attributable to the January 2018 Financing, the CRG Financing and our upfront payment to Licensor for the rights to Macrilen	0.57
Pro forma net tangible book value per ordinary share as of December 31, 2017	(0.78)
Increase in net tangible book value per share attributable to new investors	0.84

Pro forma as adjusted net tangible book value per share after this offering		0.06

Dilution per share to new investors		$8.14

        The table above assumes for illustrative purposes that an aggregate of 4,868,845 ordinary shares are sold at a price of $8.20 per ordinary share, the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on March 21, 2018, for aggregate gross proceeds of $39,924,535. The shares sold in this offering, if any, will be sold from time to time at various prices pursuant to the Equity Distribution Agreement with JMP Securities. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $8.20 per share shown in the table above, assuming all of our ordinary shares in the aggregate amount of $39,924,535 are sold at that price, would increase our pro forma adjusted net tangible book value per share after the offering to $0.06 per ordinary share and would increase the dilution in net tangible book value per ordinary share to new investors in this offering to $8.64 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the ordinary shares are sold from the assumed offering price of $8.20 per ordinary share shown in the table above, assuming all of our ordinary shares in the aggregate amount of $39,924,535 are sold at that price, would decrease our pro forma adjusted net tangible book value per ordinary share after the offering to $0.06 per ordinary share and would decrease the dilution in net tangible book value per ordinary share to new investors in this offering to $7.64 per ordinary share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

        The number of ordinary shares shown above to be outstanding immediately after this offering is based on 40,149,812 ordinary shares outstanding as of December 31, 2017, and excludes:

  •
  6,185,092 ordinary shares issuable upon the exercise of stock options outstanding as of December 31, 2017, with a weighted-average exercise price of $7.50 per ordinary share;

  •
  7,555,003 ordinary shares issuable upon the exercise of warrants outstanding as of December 31, 2017, with a weighted-average exercise price of $2.75 per ordinary share;

  •
  267,250 ordinary shares issuable upon the vesting of restricted stock units outstanding as of December 31, 2017;

  •
  792 ordinary shares reserved for future issuance under our Non-Employee Director Equity Compensation Plan as of December 31, 2017; and

  •
  434,269 ordinary shares reserved for future issuance under our 2015 equity incentive plan as of December 31, 2017.

        The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase ordinary shares or outstanding warrants to purchase ordinary shares. The exercise of outstanding options and warrants having an exercise price per ordinary share that is less than the offering price per ordinary share in this offering will increase dilution to investors in this offering.

 PRICE RANGE OF OUR ORDINARY SHARES

        Our ordinary shares have traded on the Nasdaq Global Select Market since October 16, 2015 under the symbol "SBBP."

        The following table sets forth, for the periods indicated, the reported high and low sale prices per share of our ordinary shares on The Nasdaq Global Select Market.

	High	Low
Year Ended December 31, 2017
First Quarter	$4.75	$2.00
Second Quarter	$7.90	$3.50
Third Quarter	$8.85	$5.40
Fourth Quarter	$7.60	$5.20
Year Ended December 31, 2016
First Quarter	$7.99	$3.51
Second Quarter	$6.39	$3.30
Third Quarter	$6.24	$3.73
Fourth Quarter	$5.42	$2.05

        On March 21, 2018, the last reported sale price of our ordinary shares on The Nasdaq Global Select Market was $8.20 per ordinary share.

PLAN OF DISTRIBUTION

        We have entered into an Equity Distribution Agreement with JMP Securities under which we may offer and sell up to an aggregate of $40 million of our ordinary shares from time to time through JMP Securities. As of the date of this prospectus, we have sold $75,465 of our ordinary shares under the Equity Distribution Agreement. The Equity Distribution Agreement has previously been filed with the SEC. Sales of our ordinary shares, if any, under this prospectus may be made in transactions that are deemed to be an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act.

        Each time we wish to issue and sell ordinary shares under the Equity Distribution Agreement, we will notify JMP Securities of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed JMP Securities, unless JMP Securities declines to accept the terms of the notice, JMP Securities has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such ordinary shares up to the amount specified on such terms. The obligations of JMP Securities under the Equity Distribution Agreement to sell our ordinary shares is subject to a number of conditions that we must meet.

        JMP Securities will provide written confirmation to us no later than the opening of the trading day on Nasdaq following the trading day in which our ordinary shares are sold under the Equity Distribution Agreement. Each confirmation will include the number of ordinary shares sold on the preceding day, the net proceeds to us and the compensation payable by us to JMP Securities in connection with the sales.

        We will pay JMP Securities commissions for their services in acting as agents in the sale of our ordinary shares. JMP Securities will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold under the Equity Distribution Agreement. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse JMP Securities for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $50,000.

        We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to JMP Securities under the terms of the Equity Distribution Agreement, will be approximately $100,000.

        Settlement for sales of ordinary shares will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and JMP Securities in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and JMP Securities agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        In connection with the sale of the ordinary shares on our behalf, JMP Securities will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of JMP Securities will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to JMP Securities against certain civil liabilities, including liabilities under the Securities Act.

        The offering pursuant to the Equity Distribution Agreement will terminate upon the termination of the Equity Distribution Agreement as permitted therein.

        JMP Securities and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, JMP Securities will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus.

 TAXATION

        The following summary contains a description of the material Irish and U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant. The summary is based upon the tax laws of Ireland and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

        The tax consequences to you of an investment in our ordinary shares will depend, in part, on your own tax circumstances. You are urged to consult with your own tax advisor about the federal, state, local and foreign tax consequences particular to your circumstances.

Irish Tax Considerations

Scope of Discussion

        The following is a summary of the material Irish tax considerations applicable to certain investors who are the beneficial owners of our ordinary shares. This summary is based on existing Irish tax law and our understanding of the practices of the Irish Revenue Commissioners. Legislative, administrative or judicial changes may modify the tax consequences described in this summary, possibly with retroactive effect. Furthermore, we can provide no assurances that the tax consequences contained in this summary will not be challenged by the Irish Revenue Commissioners or will be sustained by an Irish court if they were to be challenged.

        This summary does not constitute tax advice and is intended only as a general guide. This summary is not exhaustive and shareholders should consult their own tax advisers about the Irish tax consequences (and the tax consequences under the laws of other relevant jurisdictions), which may arise as a result of being a shareholder in our company including the acquisition, ownership and disposition of our ordinary shares. Furthermore, this summary applies only to shareholders who will hold our ordinary shares as capital assets and does not apply to all categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes, pension funds or shareholders who have, or who are deemed to have, acquired their shares by virtue of an office or employment performed or carried on in Ireland.

Irish Tax on Chargeable Gains

Non-Resident Shareholders

        Shareholders who are not resident or ordinarily resident in Ireland for Irish tax purposes should not be liable to Irish tax on chargeable gains realized on a disposal of our ordinary shares unless such shares are used, held or acquired for the purpose of a trade or business carried on by such a shareholder in Ireland through a branch or an agency.

        A shareholder who is an individual and who is temporarily not resident in Ireland may, under Irish anti-avoidance legislation, still be liable to Irish tax on any chargeable gain realized on a disposal of our ordinary shares during the period in which the individual is a non-resident.

Irish Dividend Withholding Tax

        Our company does not anticipate paying dividends for the foreseeable future. However, if in the future we were to pay a dividend or make a distribution to our shareholders, that distribution may be subject to dividend withholding tax, or DWT, at the standard rate of Irish income tax (currently 20%) unless one of the exemptions described below applies.

        For DWT and Irish income tax purposes, a dividend includes any distribution made to shareholders, including cash dividends, non-cash dividends and any additional shares taken in lieu of a cash dividend. Where an exemption from DWT does not apply in respect of a distribution made to a particular shareholder, we are responsible for withholding DWT at source in respect of the distributions made and remitting the tax withheld to the Irish Revenue Commissioners.

General Exemptions

        Certain shareholders, both individual and corporate, are entitled to an exemption from DWT. In particular, dividends paid to a non-Irish resident shareholder will not be subject to DWT where the shareholder is beneficially entitled to the dividend and is:

  •
  an individual shareholder that is resident for tax purposes in a "relevant territory" and the individual is neither resident nor ordinarily resident in Ireland;

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  a corporate shareholder that is resident for tax purposes in a "relevant territory," and is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

  •
  a corporate shareholder that is not resident for tax purposes in Ireland and that is ultimately controlled, directly or indirectly, by persons resident in a "relevant territory;"

  •
  a corporate shareholder that is not resident for tax purposes in Ireland and whose principal class of shares, or those of its 75% direct or indirect parent, is substantially and regularly traded on a stock exchange in Ireland, on a recognized share exchange in a "relevant territory" or on such other share exchange as may be approved by the Irish Minister for Finance; or

  •
  a corporate shareholder that is not resident for tax purposes in Ireland and is wholly-owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized share exchange in a "relevant territory" or on such other share exchange as may be approved by the Irish Minister for Finance;

and provided, in all cases noted above (but subject to "Shares Held by U.S. Resident Shareholders" below), Strongbridge Biopharma plc or, in respect of Strongbridge Biopharma plc shares held through DTC, any qualifying intermediary appointed by Strongbridge Biopharma plc, has received from the shareholder, where required, the relevant Irish DWT declaration forms prior to the payment of the dividend. In practice, in order to ensure sufficient time to process the receipt of relevant Irish DWT declaration forms, the Strongbridge Biopharma plc shareholder where required should furnish the relevant Irish DWT declaration forms to:

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  its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by Strongbridge Biopharma plc) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker) if its shares are held through DTC; or

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  Strongbridge Biopharma plc's transfer agent at least seven business days before the record date for the dividend if its shares are held outside of DTC.

        A list of "relevant territories" for the purposes of DWT, is set forth below and this list is subject to change:

Albania	Czech Republic	Italy	Netherlands	Slovenia
Armenia	Denmark	Japan	New Zealand	South Africa
Australia	Egypt	Kazakhstan	Norway	Spain
Austria	Estonia	Republic of Korea	Pakistan	Sweden
Bahrain	Ethiopia	Kuwait	Panama	Switzerland
Belarus	Finland	Latvia	Poland	Thailand
Belgium	France	Lithuania	Portugal	Turkey
Bosnia and Herzegovina	Georgia	Luxembourg	Qatar	Ukraine
Botswana	Germany	Macedonia	Romania	United Arab Emirates
Bulgaria	Greece	Malaysia	Russia	United Kingdom
Canada	Hong Kong	Malta	Saudi Arabia	United States of America
Chile	Hungary	Mexico	Serbia	Uzbekistan
China	Iceland	Moldova	Singapore	Vietnam
Croatia	India	Montenegro	Slovak Republic	Zambia
Cyprus	Israel	Morocco

        It is the responsibility of each individual shareholder to determine whether or not they are a "resident" for tax purposes in a "relevant territory."

        Prior to paying any future dividend, our company will enter into an agreement with an institution which is recognized by the Irish Revenue Commissioners as a "qualifying intermediary" and which satisfies the requirements for dividends to be paid to certain shareholders free from DWT where such shareholders hold their shares through DTC, as described below. The agreement will generally provide for certain arrangements relating to distributions in respect of those shares that are held through DTC. The agreement will provide that the "qualifying intermediary" shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution to be made to holders of the deposited securities, after we deliver or cause to be delivered to the "qualifying intermediary" the cash to be distributed.

        We will rely on the information received directly or indirectly from brokers and their transfer agent in determining where shareholders reside and whether they have furnished the required U.S. tax information, as described below. Shareholders who are required to furnish Irish DWT declaration forms in order to receive their dividends without DWT should note that those declarations forms are only valid until 31 December of the fifth year after the year of issue/certification of the forms and new DWT declarations forms must be completed and filed before the expiration of that period to enable the shareholder continue to receive dividends without DWT.

Shares Held by U.S. Resident Shareholders

        Dividends paid on our ordinary shares that are owned by residents of the United States should not be subject to DWT, subject to the completion and delivery of the relevant forms to us.

        Residents of the United States who hold their shares through DTC should be entitled to receive dividends without DWT provided that the address of the beneficial owner of the shares in the records of the broker holding such shares is in the United States. We would strongly recommend that such shareholders ensure that their information has been properly recorded by their brokers so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by us.

        Residents of the United States who hold their shares outside of DTC will be entitled to receive dividends without DWT provided that the shareholder has completed the relevant Irish DWT declaration form and this declaration form remains valid. Such shareholders must provide the relevant Irish DWT declaration form to our transfer agent at least seven business days before the record date of the dividend payment to which they are entitled. We would strongly recommend that such shareholders complete the relevant Irish DWT declaration form and provide them to our transfer agent as soon as possible after acquiring shares in our company.

        If a U.S. resident shareholder is entitled to an exemption from DWT, but receives a dividend subject to DWT, that shareholder may be entitled to claim a refund of DWT from the Irish Revenue Commissioners, subject to certain time limits and provided the shareholder is beneficially entitled to the dividend.

Shares Held by Residents of "Relevant Territories" Other Than the United States

        Shareholders who are residents of "relevant territories" other than the United States, and who are entitled to an exemption from DWT, must complete the relevant Irish DWT declaration form in order to receive dividends without DWT.

        Shareholders must provide the relevant Irish DWT declaration form to their brokers so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by us before the record date of the dividend to which they are entitled, in the case of shares held through DTC, or to our transfer agent at least seven business days before such record date, in the case of shares held outside of DTC. We would strongly recommend that such shareholders complete the relevant Irish DWT declaration form and provide that form to their brokers or our transfer agent as soon as possible after acquiring shares in our company.

        If a shareholder who is resident in a "relevant territory" and is entitled to an exemption from DWT receives a dividend subject to DWT, that shareholder may be entitled to claim a refund of DWT from the Irish Revenue Commissioners, subject to certain time limits and provided the shareholder is beneficially entitled to the dividend.

        Notwithstanding the foregoing, the General Exemptions from DWT referred to above do not apply to an individual shareholder that is resident or ordinarily resident in Ireland or to a corporate entity that is resident in Ireland or that is under the control, whether directly or indirectly, of a person or persons who is or who are resident in Ireland. However, other exemptions from DWT may still be available to such shareholder.

        In addition, it may also be possible for certain shareholders to rely on a double tax treaty to limit the applicable DWT.

Shares Held by Other Persons

        A shareholder that does not fall within one of the categories specifically mentioned above may nonetheless fall within other exemptions from DWT provided that the shareholder has completed the relevant Irish DWT declaration form and this declaration form remains valid.

        If any such shareholder is exempt from DWT but receives a dividend subject to DWT, that shareholder may be entitled to claim a refund of DWT from the Irish Revenue Commissioners, subject to certain time limits.

Income Tax on Dividends Paid

        Irish income tax may arise for certain shareholders in respect of any dividends received from us.

Non-Irish Resident Shareholders

        A shareholder that is not resident or ordinarily resident in Ireland for Irish tax purposes and who is entitled to an exemption from DWT generally has no liability to Irish income tax or other similar charges with respect to any dividends received from us. An exception to this position may apply where a shareholder holds our ordinary shares through a branch or agency in Ireland through which a trade is carried on.

        A shareholder that is not resident or ordinarily resident in Ireland for Irish tax purposes and who is not entitled to an exemption from DWT generally has no additional liability to Irish income tax or other similar charges on any dividends received from us. In these circumstances, the shareholder's liability to Irish tax is effectively limited to the amount of DWT withheld by us. An exception to this position may apply where a shareholder holds our ordinary shares through a branch or an agency in Ireland through which a trade is carried on.

Capital Acquisitions Tax

        Capital acquisitions tax, or CAT, consists principally of gift tax and inheritance tax. A gift or inheritance of our ordinary shares, including where such shares are held in DTC, may attract a charge to CAT irrespective of the place of residence, ordinary residence or domicile of the transferor or the transferee of the shares. This is because a charge to CAT may arise on a gift or inheritance which comprises of property situated in Ireland. Our ordinary shares are regarded as property situated in Ireland for CAT purposes because our share register must be retained in Ireland. The person who receives the gift or inheritance is primarily liable for any CAT that may arise.

        CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT. Shareholders should consult their own tax advisers as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

Irish Stamp Duty

        The rate of Irish stamp duty, where applicable, on the transfer of shares in an Irish incorporated company is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where a charge to Irish stamp duty applies it is generally a liability for the transferee. Irish stamp duty may, depending on the manner in which our ordinary shares are held, be payable in respect of the transfer of our ordinary shares.

Shares held through DTC

        On the basis that most of our shares are expected to be held through DTC, or through brokers who hold shares on behalf of their customers through DTC, the transfer of such shares should be exempt from Irish stamp duty based on established practice of Irish Revenue Commissioners. We received written confirmation from the Irish Revenue Commissioners on June 22, 2015 that a transfer of our shares held through DTC and transferred by means of a book-entry interest would be exempt from Irish stamp duty.

Shares Held Outside of DTC or Transferred Into or Out of DTC

        A transfer of our ordinary shares where any of the parties to the transfer hold the shares outside of DTC may be subject to Irish stamp duty. A shareholder should be entitled to transfer our ordinary shares into, or out of, DTC without giving rise to Irish stamp duty provided (1) there is no change in beneficial ownership of the shares and (2) at the time of the transfer into, or out of, DTC, is not effected in contemplation of a subsequent sale of such shares by the beneficial owner to a third party.

        To avoid Irish stamp duty on transfers of our ordinary shares any directly registered shareholder may wish to consider opening a broker account, and any person who wishes to acquire our ordinary shares may wish to consider holding such shares through DTC.

DTC Requirement

        In order for DTC, Cede & Co. and National Securities Clearing Corporation, or NSCC, which provides clearing services for securities that are eligible for the depository and book-entry transfer services provided by DTC and registered in the name of Cede & Co., which entities are referred to collectively as the DTC Parties, to agree to provide services with respect to our ordinary shares, we have entered into a composition agreement with the Irish Revenue Commissioners under which we have agreed to pay or procure the payment of any obligation for any Irish stamp duty or similar Irish transfer or documentary tax with respect to our ordinary shares, on (1) transfers to which any of the DTC Parties is a party or (2) which may be processed through the services of any of the DTC Parties and the DTC Parties have received confirmation from the Irish Revenue Commissioners that during the period that such composition agreement remains in force, the DTC Parties shall not be liable for any Irish stamp duty with respect to our ordinary shares.

        In addition, to assure the DTC Parties that they will not be liable for any Irish stamp duty or similar Irish transfer or documentary tax with respect to our ordinary shares under any circumstances, including as a result of a change in applicable law, and to make other provisions with respect to our ordinary shares required by the DTC Parties, we and our transfer agent have entered into a Special Eligibility Agreement for Securities with DTC, Cede & Co. and NSCC, or the DTC Eligibility Agreement.

        The DTC Eligibility Agreement provides for certain indemnities of the DTC Parties by us and Computershare, Inc. (as to which we indemnify Computershare, Inc.) and provides that DTC may impose a global lock on our ordinary shares or otherwise limit transactions in the shares, or cause the shares to be withdrawn, and NSCC may, in its sole discretion, exclude our ordinary shares from its continuous net settlement service or any other service, and any of the DTC Parties may take other restrictive measures with respect to our ordinary shares as it may deem necessary and appropriate, without any liability on the part of any of the DTC Parties, (1) at any time that it may appear to any of the DTC Parties, in any such party's sole discretion, that to continue to hold or process transactions in our ordinary shares will give rise to any Irish stamp duty or similar Irish transfer or documentary tax liability with respect to our ordinary shares on the part of any of the DTC Parties or (2) otherwise as DTC's rules or NSCC's rules provide.

        Notwithstanding our entry into a composition agreement with the Irish Revenue Commissioners and the indemnities given pursuant to the DTC Eligibility Agreement, any stamp duty liability resulting from a transfer of our shares will be for the "accountable person" under Irish law (generally the transferee) and, to the extent we or a subsidiary of our company discharges such liability, on any transferee's behalf, we will seek payment or reimbursement of such liability. For further details on this point, shareholders should read the discussion under "Transfer and Registration of Shares" above.

        THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

Material U.S. Federal Income Tax Considerations for U.S. Holders

        The following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of our ordinary shares, but it does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person's decision to acquire the ordinary shares. This discussion applies only to a U.S. Holder that holds ordinary shares as capital assets for tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of the U.S. Holder's particular circumstances, including alternative minimum tax consequences, any state or local tax considerations, any U.S. federal gift, estate or generation-skipping transfer tax consequences and tax consequences applicable to U.S. Holders subject to special rules, such as:

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  certain financial institutions;

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  brokers;

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  dealers or traders in securities who use a mark-to-market method of tax accounting;

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  real estate investment trusts;

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  insurance companies;

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  persons holding ordinary shares as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the ordinary shares;

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  regulated investment companies;

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  persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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  entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes, including persons that will hold our ordinary shares through such an entity;

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  tax-exempt entities, including an "individual retirement account" or "Roth IRA;"

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  persons that own or are deemed to own ten percent or more of our stock;

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  persons that are U.S. expatriates;

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  persons who acquired our ordinary shares pursuant to the exercise of an employee stock option or otherwise as compensation; or

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  persons holding shares in connection with a trade or business conducted outside of the United States.

        If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ordinary shares and partners in such partnerships should consult their tax advisers as to their particular U.S. federal income tax consequences of holding and disposing of the ordinary shares.

        This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions, and final, temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

        A "U.S. Holder" is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares who is:

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  an individual who is a citizen or resident of the United States;

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  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

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  an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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  a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of ordinary shares in their particular circumstances.

Passive Foreign Investment Company Rules

        We believe we were classified as a passive foreign investment company "PFIC", in the past and we may be classified as a PFIC for our current taxable year and certain future years. In addition, we may, directly or indirectly, hold equity interests in other PFICs, or Lower-tier PFICs. In general, a non-U.S. corporation will be considered a PFIC for any taxable year in which (1) 75% or more of its gross income consists of passive income or (2) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains.

        We must determine our PFIC status annually based on tests which are factual in nature, and our status will depend on our income, assets and activities each year.

        Under attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of Lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (1) certain distributions by a Lower-tier PFIC and (2) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even though holders have not received the proceeds of those distributions or dispositions directly.

        If we are a PFIC for any taxable year during which a U.S. Holder holds our shares, the U.S. Holder may be subject to certain adverse tax consequences. Unless a holder makes a timely "mark-to-market" election or "qualified electing fund" election each as discussed below, gain recognized on a disposition (including, under certain circumstances, a pledge) of ordinary shares by the U.S. Holder, or on an indirect disposition of shares of a Lower-tier PFIC, will be allocated ratably over the U.S. Holder's holding period for the shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC will be taxed as ordinary income. The amounts allocated to each other taxable year will be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge will be imposed on the tax attributable to the allocated amounts. Further, to the extent that any distribution received by a U.S. Holder on our ordinary shares (or a distribution by a Lower-tier PFIC to its shareholder that is deemed to be received by a U.S. Holder) exceeds 125% of the average of the annual distributions on the shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter, the distribution will be subject to taxation in the same manner as gain, described immediately above and lower rates of taxation applicable to long-term capital gains with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

        If we are a PFIC for any year during which a U.S. Holder holds ordinary shares, we generally will continue to be treated as a PFIC with respect to the holder for all succeeding years during which the U.S. Holder holds ordinary shares, even if we cease to meet the threshold requirements for PFIC status. U.S. Holders should consult their tax advisers regarding the potential availability of a "deemed sale" election that would allow them to eliminate this continuing PFIC status under certain circumstances.

        If the ordinary shares are "regularly traded" on a "qualified exchange," a U.S. Holder may make a mark-to-market election that would result in tax treatment different from the general tax treatment for PFICs described above. The ordinary shares will be treated as "regularly traded" in any calendar year in which more than a de minimis quantity of the ordinary shares is traded on a qualified exchange on at least 15 days during each calendar quarter. The ordinary shares are listed on the NASDAQ Global Select Market, which is a qualified exchange for this purpose. U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances. In particular, U.S. Holders should consider carefully the impact of a mark-to-market election with respect to their ordinary shares given that we may have Lower-tier PFICs for which a mark-to-market election may not be available.

        If a U.S. Holder makes the mark-to-market election, the holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the holder's tax basis in the ordinary shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). Distributions paid on ordinary shares will be treated as discussed below under "—Taxation of Distributions."

        Alternatively, a U.S. Holder can make an election, if we provide the necessary information, to treat us and each Lower-tier PFIC as a qualified electing fund, or a QEF Election, in the first taxable year that we are treated as a PFIC with respect to the holder. A U.S. Holder must make the QEF Election for each PFIC by attaching a separate properly completed IRS Form 8621 for each PFIC to the holder's timely filed U.S. federal income tax return. U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that we are a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their ordinary shares. Further, no assurance can be given that such QEF information will be available for any Lower-tier PFIC. Each U.S. Holder should consult its own tax advisers regarding the availability of, and procedure for making, a QEF Election.

        If a U.S. Holder makes a QEF Election with respect to a PFIC, the holder will be taxed on a current basis on its pro rata share of the PFIC's ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and for which the QEF election is in place and properly maintained. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the holder's income under the QEF Election would not be taxable to the holder. A U.S. Holder will increase its tax basis in its ordinary shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the ordinary shares that is not included in the holder's income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of ordinary shares in an amount equal to the difference between the amount realized and the holder's adjusted tax basis in the ordinary shares. U.S. Holders should note that if they make QEF Elections with respect to us and Lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their ordinary shares for any taxable year significantly in excess of any cash distributions received on the shares for such taxable year. U.S. Holders should consult their tax advisers regarding making QEF Elections in their particular circumstances.

        Furthermore, as discussed below, if we were a PFIC or, with respect to a particular U.S. Holder, were treated as a PFIC for the taxable year in which we paid a dividend or the prior taxable year, the

20% preferential tax rate with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

        If we were a PFIC for any taxable year during which a U.S. Holder held ordinary shares, such U.S. Holder would be required to file an annual information report with such U.S. Holder's U.S. Federal income tax return on IRS Form 8621.

        U.S. Holders should consult their tax advisers concerning our PFIC status and the tax considerations relevant to an investment in a PFIC.

Taxation of Distributions

        Subject to the passive foreign investment company rules described above, distributions paid on ordinary shares, other than certain pro rata distributions of ordinary shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of a dividend will include any amounts withheld by us in respect of Irish taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and generally will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder's income on the date of the U.S. Holder's receipt of the dividend. The amount of any dividend income paid in Euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt, which will be "U.S. source" ordinary income or loss.

        Dividends paid by us may be taxable to a non-corporate U.S. Holder at the special reduced rate normally applicable to long-term capital gains, provided we are not a PFIC in the taxable year in which the dividends are received or in the preceding taxable year, so long as certain holding period requirements are met.

        Subject to applicable limitations, some of which vary depending upon the U.S. Holder's circumstances, Irish income taxes withheld from dividends on ordinary shares may be creditable against the U.S. Holder's U.S. federal income tax liability. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including the Irish tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

        The tax treatment of the receipt of distributions from us will depend on circumstances applicable to particular U.S. Holders. U.S. Holders should consult their tax advisers concerning the tax impact of the receipt of distributions from us.

Sale or Other Disposition of Ordinary Shares

        Subject to the passive foreign investment company rules described above, for U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of ordinary shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the ordinary shares for more than one year The amount of the gain or loss will equal the difference between the U.S. Holder's tax basis in the ordinary shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Net Investment Income Tax

        U.S. Holders that are individuals or estates or trusts that do not fall into a special class of trusts that is exempt from such tax, will be required to pay an additional 3.8% tax on the lesser of (1) the U.S. Holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between US $125,000 and US $250,000, depending on the individual's circumstances). A U.S. Holder's "net investment income" will generally include, among other things, dividends and capital gains. Such tax will apply to dividends and to capital gains from the sale or other disposition of the ordinary shares, unless derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Special rules apply and certain elections are available for certain U.S. Holders that are subject to the 3.8% tax on net investment income and hold shares in a PFIC. Potential investors should consult with their own tax advisers regarding the application of the net investment income tax to them as a result of their investment in our ordinary shares.

Information Reporting and Backup Withholding

        Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (1) the U.S. Holder is a corporation or other exempt recipient or (2) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

        Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against such holder's U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS and furnishing any required information in a timely manner. U.S. Holders of ordinary shares should consult their tax advisers regarding the application of the U.S. information reporting and backup withholding rules.

Information With Respect to Foreign Financial Assets

        Certain U.S. Holders who are individuals (and, under proposed regulations, certain entities) may be required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding the effect, if any, of this requirement on their ownership and disposition of the ordinary shares.

 LEGAL MATTERS

        The validity of the ordinary shares and certain other matters of Irish law will be passed upon for us by Arthur Cox, Dublin, Ireland. Certain matters of U.S. federal and New York State law will be passed upon for us by Reed Smith LLP, New York, New York. JMP Securities LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Strongbridge Biopharma plc at December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon incorporated elsewhere herein by reference and are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        As required by the Securities Act, we have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, with respect to the securities offered hereby. This prospectus does not contain all of the information included in the registration statement. Statements in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of the documents filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by such reference.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

        We also make available, free of charge, on or through our Internet web site (www.strongbridgebio.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed below under the heading "Incorporation of Information by Reference."

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information that we file with them. This means that we can disclose important information to you in this document by referring you to other filings we have made with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 12, 2018;

  •
  The Current Reports on Form 8-K filed with the Commission on January 17, 2018 and January 26, 2018; and

  •
  The description of our securities contained in our Registration Statement on Form 8-A (File No. 001-37569), filed with the Commission on September 25, 2015 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

        Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

        Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to:

Stephen Long, Esq.
Chief Legal Officer
Strongbridge Biopharma plc
900 Northbrook Drive, Suite 200
Trevose, PA 19053

        You may also access the documents incorporated by reference in this prospectus through our website www.strongbridgebio.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Up to $39,924,535
Ordinary Shares

PROSPECTUS

JMP Securities

                  , 2018

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC registration fee	$785
Legal fees and expenses	20,000
Accounting fees and expenses	35,000
Printing expenses	8,215

Total	$64,000

*
These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15.    Indemnification of Directors and Officers

        The Registrant's Memorandum and Articles of Association contain indemnification for the benefit of the Registrant's directors and executive officers to the fullest extent permitted by Irish law. However, as to the Registrant's directors and company secretary, this indemnity is limited by the Irish Companies Act, which prescribe that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Irish Companies Act will be void, whether contained in its articles of association or any contract between the Registrant and the director or company secretary. This restriction does not apply to the Registrant's executive officers who are not directors, the company secretary or other persons who would be considered "officers" within the meaning of the Irish Companies Act.

        The Registrant is permitted under its articles of association and the Irish Companies Act to purchase directors' and officers' liability insurance, as well as other types of insurance, for its directors, officers, employees and agents.

        The Registrant has entered into indemnification agreements with each of its directors and officers. These indemnification agreements may subject to the provisions of the Irish Companies Act require the Registrant, among other things, to indemnify its directors and officers for some expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of its directors or officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at its request.

Item 16.    Exhibits

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement

1.2		Equity Distribution Agreement, dated April 28, 2017, by and between Strongbridge Biopharma plc and JMP Securities LLC (incorporated by reference to Exhibit 1.2 to the Form F-3 (No. 333-217555) filed on April 28, 2017).

4.1	*	Form of Preferred Share Certificate

4.2	*	Form of Senior Debt Security

4.3	*	Form of Subordinated Debt Security

4.4		Form of Senior Indenture (incorporated by reference to Exhibit 4.4 to the Form F-3 (No. 333-217555) filed on April 28, 2017).

4.5		Form of Subordinated Indenture (incorporated by reference to Exhibit 4.5 to the Form F-3 (No. 333-217555) filed on April 28, 2017).

4.6	*	Form of Warrant Agreement and Warrant Certificate

4.7	*	Form of Rights Agreement and Rights Certificate

4.8	*	Form of Unit Agreement and Unit

5.1		Opinion of Arthur Cox

5.2		Opinion of Reed Smith LLP

23.1		Consent of Ernst & Young LLP

23.2		Consent of Arthur Cox (included in Exhibit 5.1)

23.3		Consent of Reed Smith LLP (included in Exhibit 5.2)

24.1		Power of Attorney (contained in signature page)

25.1	*	Form of T-1 Statement of Eligibility (senior indenture)

25.2	*	Form of T-1 Statement of Eligibility (subordinated debenture)

*
To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this registration statement.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post-effective amendment to this registration statement to include any financial statements required by Item 8 of Form 10-K at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

          (5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Pennsylvania on March 22, 2018.

STRONGBRIDGE BIOPHARMA PLC
By:	/s/ MATTHEW PAULS Matthew Pauls Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ MATTHEW PAULS Matthew Pauls	Chief Executive Officer (principal executive officer) and Director	March 22, 2018
/s/ A. BRIAN DAVIS A. Brian Davis	Chief Financial Officer (principal financial officer and principal accounting officer) and authorized representative in the United States	March 22, 2018
* John H. Johnson	Chairman, Director	March 22, 2018
* Richard S. Kollender	Director	March 22, 2018
* Garheng Kong	Director	March 22, 2018
* Jeffrey Sherman	Director	March 22, 2018

NAME		TITLE	DATE

* Marten Steen		Director	March 22, 2018
* Hilde Steineger		Director	March 22, 2018
*By:	/s/ A. BRIAN DAVIS A. Brian Davis Attorney-in-fact